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The following communication will be posted to Linked In and potentially other social media outlets.

Post copy: India is on the path to become an economic powerhouse. So how can we continue to fuel this expansion?

Article Title:

India: A Success Story That’s Not “Waiting” to Happen

Article copy:

India is having a transformative moment.

The country continues to gain momentum with a view to becoming a US$5 trillion economy by 2024, almost doubling in size. By any measure, that’s an economic powerhouse.

Though the global impact of COVID-19 has slowed some of this momentum, India has many reasons to be optimistic about continued growth.

How do I know this?

Because I’m seeing this development firsthand, and luckily for me, also playing a part in powering India’s growth through ExxonMobil.

Energizing an emerging powerhouse

The combination of a rising middle class in fast-growing cities, growing income levels, and a focus on education is pushing India to the forefront of the world stage.

The sheer scale of development here is amazing. One of its most promising dividends is people power. The country’s population is forecast to grow by a quarter, from 1.2 billion in 2011 to about 1.5 billion, by 2036. And by 2030, India’s rapidly growing cities, already propelling its economic transformation, will need at least 25 million new houses.

The country’s projected growth can’t be understated.

What interests me most about all of this – and my work – is how to help power this growth so it’s expansive and done in an environmentally responsible manner. It is also why India’s energy choices are critical to its future.

Coming up with optimal energy pathways for India is a complex challenge. We can create ways to support the nation’s energy ambition by helping resolve some of the complexities in meeting its many growth goals at once – and also sharing what we’ve learned from being a global player.

But we’re looking beyond that.

Joining Team India

To be part of the winning equation for India, we have to put on India’s team jersey and consider: What does India need? What can we do to help provide that?

If India needs new manufacturing opportunities, jobs for its growing young demographic base, cleaner mobility and better air quality, we want to help make it happen.

For instance, the government’s “Make in India” push to turn the country into a diversified manufacturing hub not only needs lower carbon, reliable energy, but also cutting-edge oils and lubricants that help industries run smoothly at lower costs.

And underlying its enormous growth potential is India’s need for large-scale energy solutions and enhanced energy access—for all people. Basically, more people, more energy, more opportunity.

So we have to ask ourselves how we can create reliable energy access along with cleaner air. This is where natural gas can do some impressive heavy-lifting.

India’s energy vision sees enhanced gas access driving lower carbon growth. That’s the vision ExxonMobil is working to turn into reality.

We’ve been India’s reliable LNG partner for two decades, and today we’re doing more than just trading energy.

We are pioneering virtual gas pipelines with IndianOil and Chart Industries to bring gas to areas not physically connected to pipeline networks. The idea is to accelerate access to gas and opportunity, creating the winning formula for India.

We are also hard at work with GAIL to advance LNG as fuel in heavy commercial vehicles, supporting India’s vision for lower carbon transportation.

Both these initiatives have transformative potential to accelerate India’s gas access.

And they could also spur Indian manufacturing of essential equipment and create skilled jobs. A successful expansion could even help India emerge to take a global lead in manufacturing LNG equipment.

A Success Story That’s Not “Waiting” to Happen

[CAPTION FOR IMAGE AVERAGE BUSY STREET OF INDIAN CITY: More people, more energy, more opportunity.]

India is breaking new ground, and as you can see we’re working with the country’s energy majors to pioneer innovative solutions to meet its energy challenges. But these challenges aren’t unique to India.

That’s where this gets really interesting: if we can crack some of these energy challenges for India, you can then have a line of sight to other emerging countries with similar challenges. India really is a leader in that sense, and everybody is watching.

There’s no denying this is India’s moment – and doing our part to help the country achieve its goals is, for me, the role of a lifetime. It’s one we at ExxonMobil are excited about, as we continue to explore ways to provide the energy that is essential to improving lives for Indians, now and into the future.

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